UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 JANUARY 6, 1997
                                 ---------------
                        (Date of earliest event reported)



                   LABORATORY CORPORATION OF AMERICA HOLDINGS
                   ------------------------------------------
             (Exact name of registrant as specified in its charter)



   DELAWARE                1-11353            13-3757370
   --------                -------            ----------
(State or other          (Commission        (IRS Employer
jurisdiction or          File Number)        Identification organization)
                                             Number)



            358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA  27215
            --------------------------------------------------------
                    (Address of principal executive offices)



                                  910-229-1127
                                  ------------
              (Registrant's telephone number, including area code)
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ITEM 5. OTHER EVENTS

     On January 6, 1997, Laboratory Corporation of America Holdings ("Company") issued a press release announcing that James B. Powell, M.D., President, Chief Executive Officer and Director of the Company resigned his posts as President and Chief Executive Officer effective immediately. Dr. Powell will remain a Company director and serve during the transition as a consultant to the Company. He will become the Chief Executive Officer of AutoCyte, Inc. -- a newly formed company specializing in the development of advanced, automated, pap-smear testing technologies in which he is a principal investor. A copy of the press release is attached as an exhibit hereto and the text thereof is incorporated in its entirety herein by reference.

     On January 7, 1997, the Company issued a press release announcing that Thomas P. Mac Mahon, Chairman of the Board and Director of the Company will assume the additional positions of President and Chief Executive Officer effective immediately. Mr. Mac Mahon resigned his positions as a Senior Vice President of Hoffmann-La Roche Inc., President of Roche Diagnostics Group and a member of Roche's Worldwide Diagnostics Executive Committee. A copy of the press release is attached as an exhibit hereto and the text thereof is incorporated in its entirety herein by reference.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL  INFORMATION AND
         EXHIBITS

  (c) Exhibit

      20   Press release of the Company dated January 6,  1997.

      20.1 Press release of the Company dated January 7,  1997.
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                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

               LABORATORY CORPORATION OF AMERICA HOLDINGS
               ------------------------------------------
                             (Registrant)


                      By:  /s/   BRADFORD T. SMITH
                         -----------------------------------------
                                 Bradford T. Smith
                                 Executive Vice President, General
                                 Counsel and Secretary



Date:  January 6, 1997
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